UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 22, 2015 (January 16, 2015)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-36531	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 16, 2015, AmSurg Corp., a Tennessee corporation (the “Company”), entered into an Office Lease (the “Lease Agreement”) with 8000 West Sunrise Lot B (the “Landlord”) pursuant to which the Company has agreed to lease approximately 222,000 square feet of office space in Sunrise, Florida for the headquarters of the Company’s Physician Services Division. Pursuant to the terms of the Lease Agreement, the Company expects to occupy approximately 167,000 square feet of office space by September 1, 2016 and an additional approximately 55,000 square feet of space commencing May 1, 2017.

The Company’s rental obligations consist of base rent of approximately $1.7 million for the period from September 1, 2016 through April 30, 2017, approximately $1.1 million for the period from May 1, 2017 through August 31, 2017, and approximately $3.5 million for the period from September 1, 2017 through August 31, 2018. Thereafter, the base rent will increase by approximately 2.7% annually. In addition to base rent, the Company will pay additional rent consisting of, among other things, operating expenses, real estate taxes and insurance costs.

The Lease Agreement is scheduled to commence on September 1, 2016 and expire on February 28, 2029. The Company may extend the term of the Lease Agreement by up to two successive five-year terms upon advance notice. The base rent to be paid during the renewal terms, if any, will be determined in accordance with the Lease Agreement.

The Lease Agreement contains customary default provisions allowing the Landlord to terminate the Lease Agreement if the Company fails to remedy a breach of any of its obligations under the Lease Agreement within specified time periods, or upon the bankruptcy or insolvency of the Company. Upon termination of the Lease Agreement as a result of a default by the Company, the Landlord may collect from the Company the difference between the remaining rent payments through the expiration of the Lease Agreement and any rental income from reletting the premises during such time period.

The Lease Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Lease Agreement do not purport to be complete and are qualified in its entirety by reference to the Lease Agreement attached as an exhibit hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Office Lease, By and Between 8000 West Sunrise Lot B, as Landlord and AmSurg Corp., as Tenant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Claire M. Gulmi
Executive Vice President, Chief Financial Officer, and Secretary (Principal Financial and Duly Authorized Officer)

Date: January 22, 2015

EXHIBIT INDEX

No.	Exhibit

10.1	Office Lease, By and Between 8000 West Sunrise Lot B, as Landlord and AmSurg Corp., as Tenant.

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